1 FOR IMMEDIATE RELEASE Federal Signal Corporation Announces Dennis Martin to Become Executive Chairman, Jennifer Sherman Named President and Chief Executive Officer James Goodwin to Become Lead Independent Director Oak Brook, Illinois, December 2, 2015 — Federal Signal Corporation (NYSE:FSS), a leader in environmental and safety solutions, today announced that, effective January 1, 2016, Dennis J. Martin will transition from President and Chief Executive Officer to Executive Chairman and Jennifer L. Sherman, the Company’s current Chief Operating Officer, will assume the role of President and Chief Executive Officer. Ms. Sherman will also join the Board of Directors. Current Chairman, James E. Goodwin, will become Lead Independent Director. In his newly created role, Mr. Martin will lead the Company’s Board and will remain actively involved in the Company’s mergers and acquisitions activities, investor relations, and leadership team development. Mr. Goodwin stated, “On behalf of the entire Board, I want to thank Dennis for his stewardship and dedication over the past five years. Through his leadership, Dennis played a significant role in improving the Company's competitive position and has delivered significant value to our employees, customers and shareholders. I look forward to continuing to work closely with Dennis in his new role.” Since joining Federal Signal in 1994, Ms. Sherman, 50, has held a variety of positions with increasing leadership and operational responsibility. Prior to her promotion to Chief Operating Officer, she served as Chief Administrative Officer, Senior Vice President, General Counsel and Secretary. She is also a director of Franklin Electric Co., Inc. and a member of its Management Organization and Compensation Committee and its Corporate Governance Committee. Ms. Sherman earned finance and law degrees from the University of Michigan. “Our Board has prepared for a thoughtful and orderly transition of our leadership,” said Mr. Goodwin. “Jennifer’s proven track record makes her uniquely qualified to succeed Dennis and lead the Company forward. She brings to this role deep and varied experience, including responsibility for strategy, operations and administrative functions spanning 21 years with Federal Signal. She has played a pivotal role in our successful turnaround and has developed strong working relationships with our customers, dealers, employees, investors and financial partners.” Ms. Sherman said, “Having worked closely with Dennis and our Board over the past several years, I am excited to build upon the successes we have accomplished together with our team. I look forward to supporting our talented employees as we continue to deliver high-quality products and best-in-class customer service, all while continuing to deliver enhanced value for our shareholders.” “Federal Signal is moving forward with this leadership transition from a position of strength,” said Mr. Martin. “We have a deep bench of talent and, together, we will ensure a seamless transition for the benefit of all our stakeholders.”

2 About Federal Signal Federal Signal Corporation (NYSE: FSS) provides products and services to protect people and our planet. Founded in 1901, Federal Signal is a leading global designer and manufacturer of products and total solutions that serve municipal, governmental, industrial and commercial customers. Headquartered in Oak Brook, Ill., with manufacturing facilities worldwide, the Company operates three groups: Environmental Solutions, Safety and Security Systems and Fire Rescue. For more information on Federal Signal, visit: federalsignal.com. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 This release contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward-looking statements regardless of new developments or otherwise. Statements in this release that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions; product and price competition; supplier and raw material prices; foreign currency exchange rate changes; interest rate changes; increased legal expenses and litigation results; legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission. Contact: Brian Cooper, Chief Financial Officer, +1-630-954-2000, bcooper@federalsignal.com